Exhibit 11.  Reconciliation of Basic and Diluted Earnings Per Share           35


                                                                FOR THREE MONTHS ENDED JUNE 30,   FOR SIX MONTHS ENDED JUNE 30,
                                                                     1998            1997            1998            1997

EARNINGS PER SHARE
Net Income available to common shareholders                          24,413        (326,513)        131,173        (201,879)
                                                                  =========       =========       =========       =========

Weighted average common shares outstanding                        1,983,101       1,897,395       1,983,836       1,869,126
                                                                  =========       =========       =========       =========

        EARNINGS PER SHARE                                        $    0.01       $   (0.17)      $    0.07       $   (0.11)
                                                                  =========       =========       =========       =========


EARNINGS PER SHARE ASSUMING DILUTION
Net Income available to common shareholders                          24,413          NA             131,173           NA
                                                                  =========       =========       =========       =========

Weighted average common shares outstanding                        1,983,101          NA           1,983,836           NA
                                                                                  =========                       =========
Add:  dilutive effects of assumed exercises:
         Incentive Stock Options                                      4,174          NA               3,839           NA
                                                                  ---------       =========       ---------       =========
Weighted average common and dilutive potential common
     shares outstanding                                           1,987,275          NA           1,987,675           NA
                                                                  =========       =========       =========       =========

        EARNINGS PER SHARE ASSUMING DILUTION                      $    0.01          NA           $    0.07           NA
                                                                  =========       =========       =========       =========